UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A-1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   December 31, 2013

GLOBAL HEALTHCARE REIT, INC.

f/k/a Global Casinos, Inc.

(Exact Name of Registrant as Specified in its Charter)

Utah	0-15415	87-0340206
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

       3050 Peachtree Road NW, Suite 355, Atlanta GA  30305

(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (404) 549-4293

______________________________________________________

(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 2.01 ITEM 3.02	ACQUISITION OF ASSETS UNREGISTERED SALE OF EQUITY SECURITIES

Acquisition of Warrenton Nursing Home

Effective December 31, 3013,  the Company consummated the purchase of the 110 bed Warrenton Nursing Home (“Warrenton”) located in Warrenton, Georgia. Warrenton was purchased by ATL/WARR, LLC, a single purpose Georgia limited liability company (“Warr LLC”) previously owned 95% by Christopher Brogdon and 5% by an unaffiliated investor.  Concurrently, Mr. Brogdon conveyed his 95% membership interest in Warr LLC to the Company for nominal consideration.

Warr LLC entered into a Purchase and Sale Agreement dated April 3, 2013,(the “PSA”) with Providence Health Care, Inc., as seller, covering the Warrenton facility.  The purchase price for Warrenton facility was $3.5 million,  of which $2.72 million was provided by a commercial senior bank loan, and approximately $984,500 was provided by the Company.

Pursuant to the PSA,  Warr LLC acquired (i) the land on which the facility is located, (ii) all buildings and other structures situated on or appurtenant to the land, (iii) all appliances, furniture, fixtures and equipment, and (iv) all transferable intangible assets and property related to the facility.

Warr LLC has assumed an operating lease (“Lease”) with a multi-unit skilled nursing home operator (“Operator”). The Operator (i) owns the facility records, residential agreements, resident trust funds and inventory (ii) is the licensed operator of the facility, and (iii) operates the facility as a skilled nursing facility.  The operating lease will expire in June 2016.

Neither Warr LLC nor the Company (i) owns a direct equity interest in the skilled nursing facility business operated by the Operator, (ii) is subject to a beneficial participating or residual interest in such business, or (iii) is entitled to participate in, or otherwise influence, any decision related to such business, except for customary provisions under the Lease with regard to the use, regulatory compliance, maintenance, alteration and preservation of the real property and FF&E.

ITEM 9.01:       EXHIBITS

(a)

Financial Statements

None.  The Company has determined that the purchase of Warr LLC did not constitute the purchase of a “business” within the meaning of Rule 11-01(d) of Regulation S-X.

If the Company determines that financial statements of the operating lessee are required under the guidance of Financial Reporting Manual 2340,  such financial statements will be filed within 75 days of December 31, 2013 pursuant to Item 9.01(a)(4) of Form 8-K.

(b)

Pro Forma Financial Information

Filed herewith are the unaudited pro forma consolidated balance sheet giving effect to the acquisition of Warr LLC as if it had occurred on December 31, 2013.  Explanations of the related pro forma adjustments follow the pro forma financial statements.

(c)

Exhibits

Item	Title
10.1	Membership Interest Purchase Agreement
10.2	Purchase and Sale Agreement with Providence Health Care, Inc.
10.3	First Amendment to Purchase and Sale Agreement
10.4	Third Amendment to Purchase and Sale Agreement
99.1	Pro Forma Financial Information

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Global Healthcare REIT, Inc. (Registrant)

Dated: February 3, 2014	_s/ Christopher Brogdon____ Christopher Brogdon, President